Exhibit 99.1

Isabella Bank Corporation (ISBA) Announces Nasdaq Listing
Mount Pleasant, Michigan, May 8, 2025 – Isabella Bank Corporation (OTCQX: ISBA) (the “Company”), the holding company for Isabella Bank, today announced that shares of its common stock will be listed for trading on The Nasdaq Capital Market under its current symbol, “ISBA,” beginning on Monday, May 12, 2025. The Company’s common stock will continue to be quoted for trading on the OTCQX under the same symbol through May 9, 2025.
“Listing our stock on Nasdaq is a significant milestone for the Company as we build our franchise value,” said the Company’s Chief Executive Officer Jerome Schwind. "We expect listing our stock on Nasdaq will make it more liquid and easier to buy and sell for shareholders. It also should make our stock more visible to potential investors.”
Sarah Opperman, the Company’s Board Chair, added, “We are pleased and look forward to having Isabella Bank Corporation stock trade on Nasdaq. This is a natural progression as the Company continues to grow, and as we continue to look to build long-term value for our shareholders.”
Nasdaq is the world's largest electronic stock market, listing approximately 3,300 public companies. The exchange trades more shares per day than any other U.S. equities market. It is also among the world's best-regulated stock markets, employing sophisticated surveillance systems and regulatory specialists to protect investors and provide a fair and competitive trading environment.
"We are very pleased to welcome Isabella Bank Corporation to Nasdaq's family of innovative, growth companies," said Andrew Hall, Senior Managing Director of Nasdaq New Listings. "We look forward to supporting Isabella Bank Corporation as it achieves its milestones in the years to come."
ABOUT THE CORPORATION
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state-chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving its customers' and communities' local banking needs for over 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services. The Bank has locations throughout eight Mid-Michigan counties: Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com.

FORWARD-LOOKING STATEMENTS
Information in this release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended and Rule 3b-6 promulgated thereunder. We intend such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and are included in this statement for purposes of these safe harbor provisions. Forward-looking statements generally relate to losses, impact of events, financial condition, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting the Company and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result", “expect”, “could”, “may”, “plan”, “believe”, “estimate”, “anticipate”, “strategy”, “trend”, “forecast”, “outlook”, “project”, “intend”, “assume”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. The Company cautions you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations, and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.